As filed with the Securities and Exchange Commission on March 11, 2010

Registration No. 333-156189

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Thomson Reuters Corporation
(Exact name of Registrant as specified in its charter)

Province of Ontario, Canada	98-0176673
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 Times Square
New York, New York 10036
(646) 223-4000
(Address and telephone number of Registrant’s principal executive offices)

Thomson Reuters Holdings Inc.
Attn: Deirdre Stanley, Executive Vice President and General Counsel
3 Times Square
New York, New York 10036
(646) 223-4000
(Name, address and telephone number of agent for service)

Copies to:
Andrew J. Beck
Daniel P. Raglan
Torys LLP
237 Park Avenue
New York, New York 10017
(212) 880-6000

Approximate date of commencement of proposed sale of the securities to the public:  Not applicable.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

EXPLANATORY NOTE; DEREGISTRATION OF GUARANTEE

Thomson Reuters operated under a dual listed company (DLC) structure between April 2008 and September 2009 with two parent companies (Thomson Reuters Corporation and Thomson Reuters PLC) that cross guaranteed each other’s obligations. On March 10, 2010, Thomson Reuters completed an intercompany reorganization that included the amalgamation of Thomson Reuters Corporation and a wholly owned subsidiary that was a successor-in-interest to Thomson Reuters UK Limited (formerly known as Thomson Reuters PLC). As a result of the amalgamation, Thomson Reuters Corporation inherited all of the liabilities of Thomson Reuters UK Limited, including those under its cross guarantee in favor of Thomson Reuters Corporation.

As a result of the amalgamation, this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-156189) (the "Registration Statement") is being filed by Thomson Reuters Corporation to amend the Registration Statement and thereby deregister the Guarantee that was previously registered by Thomson Reuters PLC as part of a joint Registration Statement on Form F-9 and Form F-3 that was originally filed by Thomson Reuters Corporation and Thomson Reuters PLC on December 16, 2008 (File No. 333-156187 and File No. 333-156189).

This Post-Effective Amendment No. 1 to the Registration Statement does not deregister any Debt Securities of Thomson Reuters Corporation that were previously registered as part of the original Registration Statement on Form F-9 (File No. 333-156187).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of March 2010.

THOMSON REUTERS CORPORATION

By:	/s/ Deirdre Stanley
Name: Deirdre Stanley
Title: Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on the 11th day of March 2010.

Signature	Title

*	Chief Executive Officer and Director
Thomas H. Glocer	(principal executive officer)

*	Executive Vice President and Chief Financial Officer
Robert D. Daleo	(principal financial officer)

*	Senior Vice President, Controller and Chief Accounting Officer
Linda J. Walker	(principal accounting officer)

*	Chairman of the Board of Directors
David Thomson

*	Deputy Chairman of the Board of Directors
W. Geoffrey Beattie

*	Deputy Chairman of the Board of Directors
Niall FitzGerald

Director
Manvinder S. Banga

*	Director
Mary Cirillo

*	Director
Steven A. Denning

*	Director
Lawton Fitt

*	Director
Roger L. Martin

Director
Sir Deryck Maughan

*	Director
Kenneth Olisa

*	Director
Vance K. Opperman

*	Director
John M. Thompson

*	Director
Peter J. Thomson

*	Director
John A. Tory

*	By:	/s/ Deirdre Stanley	Attorney-in-Fact
Deirdre Stanley

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 has been signed below by the undersigned, solely in its capacity as Thomson Reuters Corporation’s duly authorized representative in the United States, on this 11th day of March 2010.

THOMSON REUTERS HOLDINGS INC.

By:	/s/ Marc E. Gold
Name: Marc E. Gold
Title: Assistant Secretary